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                                                                EXHIBIT 24.1




                        SPECIAL POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Michael L. Hartzmark, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form SB-2 for filing with the Securities and Exchange Commission respecting the offer and sale of the Common Stock, $.01 par value, and Common Stock Purchase Warrants of Cragar Industries, Inc., a Delaware corporation (the "Company"), together with any and all amendments (including post-effective amendments to such Registration Statement, and to file the same with all exhibits thereto, and all documents in connection herewith, with the Securities and Exchange Commission, granting such attorney in-fact and agent with power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        DATE: 11/27, 1996


                                                /s/ Ed Faber
                                                --------------------
                                                Ed Faber

STATE OF AZ             )
                        )                       [NOTARY SEAL]
COUNTY OF MARICOPA      )

        On this 27 day of November, 1996, before me, the undersigned Notary Public, personally appeared Ed Faber, known to me to be the person whose name is subscribed to the within insertment and acknowledged that he executed the same for the purposes therein contained.

        IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                        /s/ Carrie Todd
                                        ------------------------
                                        Notary Public

My commission expires:
Jan. 31, 2000